Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-184714 on Form S-1 and No. 333-184008 on Form S-8 of Capital Bank Financial Corp. (formerly known as North American Financial Holdings, Inc.) of our report dated March 31, 2011 on the consolidated financial statements of TIB Financial Corp., which report appears in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

November 8, 2013